EXHIBIT 23.2

                              Don A. Paradiso, P.A.
                            2 South University Drive
                                    Suite 328
                            Plantation, Florida 33324
                                 (954) 370-4913

June 24, 2004

U.S. Securities and Exchange Commission Division of Corporation Finance 450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Raptor Investments Inc. - Form S-8

Gentlemen:

         I have acted as counsel to Raptor Investments Inc., a Florida corporation (the "Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 5,000,000 shares of its common stock, ("Incentive Shares"), $0.001 par value per Incentive Share, which are issuable pursuant to the Company's Employee Stock Incentive Plan for the Year 2004, as well as the registration of 20,000,000 shares of its common stock ("Stock Shares"), $0.001 par value per Stock Share, which are issuable pursuant to the Company's Non-Employee Directors and Consultants Retainer Stock Plan for the Year 2004. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                                    Very truly yours,

                                                    /s/  Don A. Paradiso, P.A.
                                                    --------------------------
                                                    Don A. Paradiso, P.A.

















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